Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2011, relating to the consolidated financial statements of Technology Research Corporation, which appears in the Coleman Cable, Inc. Form 8-K/A filed with the Commission on August 1, 2011 for the year ended March 31, 2011.

/s/ Mayer Hoffman McCann, P.C.

September 27, 2011

Clearwater, FL